UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2007

BNCCORP, Inc.
(Exact name of registrant as specified in its charter)

                Delaware                        0-26290                                               45-0402816
                (State of incorporation)                              (Commission File Number)     (IRS Employer Identification No.)

                                            322 East Main, Bismarck, North Dakota                                          58501
                                       (Address of principal executive offices)                                     (Zip Code)

(701) 250-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01.                                Completion of Acquisition or Disposition of Assets.

    On June 1, 2007, BNC Insurance Services, Inc. (“BNC Insurance”), an insurance services provider and indirect wholly-owned subsidiary of BNCCORP, Inc. (the “Company”), completed the sale of substantially all of its assets to Hub International of California Insurance Services, Inc. (“Hub”) pursuant to the previously announced Asset Purchase and Sale Agreement, dated March 14, 2007, among the Company, BNC Insurance and Hub (the “Purchase Agreement”).  The purchase price for the BNC Insurance assets was $37.25 million, and is subject to a customary post-closing adjustment to the extent that net working capital of BNC Insurance as of the closing date is determined to be greater or less than $1.00.

Item 7.01.                                Regulation FD Disclosure.

    On June 1, 2007, the Company issued the press release attached hereto as Exhibit 99.1, announcing the closing of the transactions contemplated by the Purchase Agreement.  The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

    The information in this Current Report on Form 8-K under Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set for by specific reference in such filing.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release issued by BNCCORP, Inc., dated June 1, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

Date: June 4, 2007	By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President

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